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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1999 Equity Incentive Plan and the 1999 Employee Stock Purchase Plan of InterTrust Technologies, Inc., of our report dated January 29, 2002, except for Note 14, as to which the date is March 22, 2002, with respect to the consolidated financial statements and schedule of InterTrust Technologies Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2001 filed with the Securities Exchange Commission.


                                                           /s/ Ernst & Young LLP

San Francisco, California
March 29, 2002